Exhibit 99.1

PATHMARK STORES, INC.

200 MILIK STREET

CARTERET, NEW JERSEY 07008

FOR IMMEDIATE RELEASE	CONTACT: HARVEY GUTMAN
(732) 499-4327

PATHMARK IN DISCUSSIONS WITH A&P

Carteret, New Jersey, February 27, 2007 – Pathmark Stores, Inc. (Nasdaq: PTMK) today announced that it is engaged in negotiations to be acquired by The Great Atlantic & Pacific Tea Company, Inc. (NYSE: GAP) at a possible price of $12.50 per Pathmark share to be paid in cash and A&P stock. No final agreement has been reached and there can be no assurance that any such agreement will be reached. If a final agreement is reached, it will be subject to a number of uncertainties and conditions. Among such conditions would be shareholder and regulatory approvals, including Federal and State antitrust clearances.

Pathmark Stores, Inc. is a leading regional supermarket chain currently operating 141 supermarkets primarily in the New York – New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, the status of merger negotiations and the uncertainty surrounding whether or not a final agreement will be reached and are indicated by words or phrases such as “anticipates”, “believes”, “expects”, “forecasts”, “guidance”, “intends”, “may”, “ongoing”, “plans”, “projects”, “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors, which are, in many instances, beyond our control, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates, results of our merchandising, operating and cost reduction initiatives, medical and pension costs and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

* * *